UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 7.01    Regulation FD Disclosure.
Churchill Downs Incorporated ("CDI") (NASDAQ: CHDN), announced today the pricing of its offering of $500 million in aggregate principal amount of senior notes due 2028 (the "Notes"). The Notes were priced to reflect an annual interest rate of 4.75%. CDI also announced the pricing of a $400 million senior secured term loan B (the "Term Loan B") due 2024. The Term Loan B was priced at LIBOR plus 200 basis points.
In addition, CDI announced a $700 million senior secured revolving credit facility (the "Revolver") due 2022 to replace CDI's existing $500 million senior secured revolving credit facility (the "Existing Revolver") due 2021. The interest rate applicable to borrowings on the Revolver is expected to be LIBOR-based plus a spread, as determined by CDI’s total net leverage ratio.
The offering of the Notes is expected to close on December 27, 2017, and the Term Loan B and the Revolver are expected to close concurrently with the Notes, in each case, subject to customary closing conditions.
CDI intends to use the net proceeds from the offering, together with the proceeds of the Term Loan B and Revolver, to (i) redeem $600 million aggregate principal amount of its existing senior notes due 2021, (ii) refinance the commitments and loans outstanding under the Existing Revolver and repay approximately $169 million aggregate principal amount of CDI's existing term loan A, and (iii) fund related transaction fees and expenses.
The Notes are being offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be senior unsecured obligations of CDI and will be guaranteed by each of CDI’s domestic subsidiaries that guarantee its senior secured revolving credit facility. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than "U.S. persons" in compliance with Regulation S under the Securities Act.
The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This information in Item 7.01 of this Current Report on Form 8-K, including the exhibit relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.
Item 8.01    Other Events.
On December 12, 2017, CDI issued a press release announcing the Notes, the Term Loan B and the Revolver. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statement and Exhibits.

(d)	Exhibits

99.1	Press release dated December 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
December 12, 2017	/s/ Marcia A. Dall
By: Marcia A. Dall
Title: Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)